EXHIBIT 10.2

DOCUSIGN, INC.

June 21, 2022

Cynthia Gaylor

Delivered via e-mail

Dear Cynthia:
On behalf of the Board of Directors (the “Board”) of DocuSign, Inc. (the “Company”), I am pleased to offer you (“Executive” or “you”) the amended benefits under your Amended and Restated Executive Severance and Change in Control Agreement (the “Severance Agreement”) as set forth in this amendment letter (this “Amendment Letter”), which shall apply during the twelve-month period beginning June 21, 2022 and ending June 21, 2023 (such period, the “Enhanced Severance Period”). Defined terms used in this Amendment Letter, but not defined herein, shall have the meanings ascribed thereto in the Severance Agreement.
By your signature below, you and the Company agree that, solely upon your termination without Cause occurring during the Enhanced Severance Period and outside of a Change in Control Period:
(a)the amount of cash severance payable under Section 2(a)(i) of your Severance Agreement shall be twelve (12) months of your then-current base salary;
(b)the amount of cash severance payable under Section 2(a)(ii) of your Severance Agreement shall be 100% of your target annual bonus for the performance year in which such termination occurs (the “Bonus Severance”);
(c)the number of months of COBRA premiums payable under Section 2(b)(i) of your Severance Agreement shall be twelve (12) months;
(d)the vesting of your Company Equity Awards (other than Performance Awards, which will accelerate as set forth in the terms of the applicable performance-based equity award agreement) granted April 10, 2022 and June 9, 2022 (your “Recent Grants”) will accelerate as to the number of shares subject to each such award that would have become vested, in the ordinary course, within the first twelve (12) months following your termination date; and
(e)the vesting of each of your Company Equity Awards (other than the Recent Grants and other than Performance Awards, which will accelerate as set forth in the terms of the applicable performance-based equity award agreement) will accelerate as to the number of shares subject to each such award that would have become vested, in the ordinary course, within the first six (6) months following your termination date;
provided that, the payments and benefits, including vesting acceleration, set forth above shall be in place of, and shall not duplicate, the payments and benefits, including vesting acceleration, provided upon your termination without Cause under Section 2 of your Severance Agreement.
For the avoidance of doubt, you remain eligible for the payments and benefits, including vesting acceleration, upon your termination for Good Reason under Section 2 of your Severance Agreement.
All other terms and conditions of the Severance Agreement, including but not limited to the payment and other conditions set forth in Section 4 thereof, will continue in full force and effect. Your employment status is and continues to be “at will”. This Amendment Letter shall automatically terminate on June 21, 2023, after which you shall no longer be eligible to receive the payments and benefits set forth herein, but will remain eligible to receive the payments and benefits set forth in the Severance Agreement subject to its terms and conditions.

This Amendment Letter may be executed in counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE TO AMENDMENT LETTER FOLLOWS]

Please sign this Amendment Letter below to indicate your acceptance of these terms and return it to me.
Sincerely,

DocuSign, Inc.
/s/ James Shaughnessy James Shaughnessy Chief Legal Officer
June 21, 2022 Date
I have read and understand this Amendment Letter and hereby acknowledge, accept and agree to the terms as set forth above and further acknowledge that no other commitments were made to me as part of this Amendment Letter except as specifically set forth herein.

Executive
/s/ Cynthia Gaylor Cynthia Gaylor
June 21, 2022 Date

[Signature Page to Amendment Letter]